Exhibit 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                             Norrlanska Kross, Inc.

     KNOW ALL MEN BY THESE PRESENTS

     That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify, and deliver in duplicate to the Secretary of State of the State of Colorado these ARTICLES OF INCORPORATION.


                                    ARTICLE I

                                      Name

     The name of the Corporation shall be

                             Norrlanska Kross, Inc.


                                   ARTICLE II

                              Period of Duration

     This Corporation shall exist perpetually unless dissolved according to law.


                                   ARTICLE III

                               Purposes and Powers

     The purpose for which this Corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Corporation Code, including, but not limited to, such business or businesses as shall be specified in writing by the Board of Directors.


                                   ARTICLE IV

                                     Capital

     The aggregate number of shares which the Corporation shall have authority to issue is Five Million Five Hundred Thousand (5,500,000) shares of capital stock, divided into Five Million (5,000,000) common shares ("Common") at No par value, and Five Hundred Thousand (500,000) preferred shares (Preferred) No par value.


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     Each share of stock, when issued, shall be fully paid for and thereafter nonassessable. The shares of the Corporation may be issued for consideration as may be fixed from time to time by the Board of Directors of the Corporation, which consideration may consist of money or property (including shares or securities of any other corporation) or services already performed on behalf of the Corporation. The judgment of the Board of Directors as to the value of any property or services received shall, in the absence of fraud or bad faith, be conclusive upon all persons.

     The Board of Directors of this Corporation shall have the authority to divide the preferred shares into series and, within the limitations provided by 1973 Colorado Revised Statutes, Section 7-4-102, or any similar provision as may later be adopted, to fix by resolution the voting powers, designation, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, or restrictions of the shares of any series so established.

     The Corporation shall have the right to impose restrictions upon the transfer of all, or any part of, its shares and may become party to agreements entered into by any of its shareholders restricting transfer or encumbrance of any its shares, or subjecting any of its shares to repurchase or resale obligations.


                                    ARTICLE V

                              No Preemptive Rights

     A shareholder of the Corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of common stock of the Corporation, or any options or warrants to purchase, subscribe for, or otherwise acquire any such unissued or treasury common stock shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for, or otherwise acquire any such unissued or treasury common stock shares.


                                   ARTICLE VI

                              No Cumulative Voting

     At the elections of directors of the Corporation, directors shall be elected by a majority vote of the shareholders, and the cumulative system of voting of shares of stock shall not be allowed.


                                   ARTICLE VII

                        Restriction on Transfer of Shares

     The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein as may be required by applicable federal, state, or local statutes, or rules or regulations promulgated thereunder, or as may be adopted by the Board of Directors in the Bylaws. The Board of Directors is hereby


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authorized on behalf of the Corporation to exercise the Corporation's right to so impose such restrictions.


                                  ARTICLE VIII

                       Initial Registered Office and Agent

     The address of the initial registered office of the Corporation and the name of the initial registered agent at such address is:

                                  Thomas P. Raabe
                                  1507 Pine Street
                                  Boulder, Colorado  80203


                                   ARTICLE IX

                           Initial Board of Directors

     The initial Board of Directors of the Corporation shall consist of One (1) director, and the names and address of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

                  Name                         Address

         Paul E. Daker                    c/o 1507 Pine Street
                                          Boulder, Colorado  80302


     The number of directors shall be fixed in accordance with the Bylaws. The number of directors may be increased or decreased at any time by the adoption of or amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of any provision in the Bylaws fixing the number of directors, the number shall be the same as provided in these Articles of Incorporation. The number of directors shall be not less than three, except there need be only as many directors as there are shareholders in the event that the outstanding shares are held by fewer than three shareholders.


                                    ARTICLE X

                 Indemnification/Limited Liability of Directors

     (A) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses


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(including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and, in connection with action taken in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interests of the Corporation or in all other cases, that his conduct was at least not opposed to the Corporation's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that the person did not act in good faith and, in connection with actions taken in his official capacity with the Corporation, in a manner which he reasonably believed to be in the best interests of the Corporation, or in all other cases, that his conduct was at least not opposed to the Corporation's best interest and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     (B) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in connection with actions taken in his official capacity with the Corporation in a manner he reasonably believed to be in the best interests of the Corporation or in all other cases, that his conduct was at least not opposed to the Corporation's best interest; but subject to subparagraph D of this
Article X no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in the view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (C) To the extent that a person who was or is a director, officer, employee, fiduciary or agent of a Corporation has been wholly successful on the merits or otherwise, in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against reasonable expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     (D) Pursuant to 1973 Colorado Revised Statutes, 7-3-101(1)(u), as amended, directors of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director of the Corporation except that this provisions shall not eliminate or limit the liability of a director to the Corporation or its shareholders for monetary damages for any breach of such director's duty of loyalty to the Corporation or to its shareholders; for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for any acts specified in 1973 Colorado Revised Statutes, Section 7-65-114; or any transaction from which the director derived an improper personal benefit.


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     (E) Any indemnifications under Paragraphs (A) or (B) of this Article X
(unless ordered by a court) and as distinguished from Paragraph (C) of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraphs (A) or (B) above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who where not parties to such action, suit, or proceeding, or, if a quorum is not obtainable by a majority vote of a committee of the Board consisting of two or more Directors not parties to the proceeding; or if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     (F) Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in Paragraphs (C) and (D) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article X.

     (G) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     (H) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or who, while a director, officer, employee, fiduciary or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article X.

     (I) Notwithstanding the foregoing, the Corporation grants to its officers, directors, fiduciaries and agents any more expansive indemnification rights now or in the future created by case law or granted by statute in the State of Colorado.


                                   ARTICLE XI

                      Transactions with Interest Directors

     No contract or other transaction between the Corporation and one (1) or more of its directors or officers or any other corporation, firm, association, or entity in which one (1) or more of its directors or officers are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest,


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or solely because such directors or officers are present at the meeting of the
Board of Directors or a committee thereof which authorized, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

     (A) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent insufficient for the purpose without counting the votes or consents of such interested directors;

     (B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

     (C) The contract or transaction was fair and reasonable to the Corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorized, approves, or ratifies such contract or transaction.


                                   ARTICLE XII

                              Dividend Restrictions

     This Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent, and subject to the provisions of Colorado Revised Statutes, Section 7-5-110, 1973, as amended, or any subsequent amendment thereof.


                                  ARTICLE XIII

                        Quorum and Action of Shareholders

     Fifty percent (50%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, and in the affirmative vote of fifty-one percent (51%) of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Such action of the shareholders may be taken at a meeting called for such purpose or in such manner as provided for in the Bylaws.


                                   ARTICLE XIV

                             Voting of Shareholders

     The shareholders, by vote or concurrence of a majority of the outstanding shares of the Corporation, or any class or series thereof, entitled to vote on the subject matter, may take any action which, except for this Article, would require a two thirds vote under the Colorado Corporation Code, as amended.


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                                   ARTICLE XV

                         Regulation of Internal Affairs

     The internal affairs of the Corporation shall be regulated as provided for in the Bylaws. The initial Bylaws shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with the law or these Articles of Incorporation.

     The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from the shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares or rights deriving from the shares, on part of any other person, including but without limiting the generality hereof, a purchaser, assignee, or transferee of such shares or rights deriving from the shares, unless and until the purchaser, assignee, transferee, or other person becomes the record holder of the shares, whether or not the Corporation shall have either actual or constructive notice of the interest. Until the purchaser, assignee, or transferee of any of the shares of the Corporation has become the record holder of the shares, he shall not be entitled to receive notice of meetings, examine lists of the shareholders, receive dividends or any other sums payable to the shareholders, or own, enjoy, and exercise any other property or rights deriving from the shares of the Corporation.


                                   ARTICLE XVI

                        Restriction on Purchase of Shares

     This Corporation shall have the right to purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares in accordance with Colorado Revised Statutes, Section 7-3-102, 1973, as amended, or any subsequent amendment thereof.


                                  ARTICLE XVII

                                  Incorporator

     The name and address of the Incorporator is a follows: Thomas P. Raabe 1507 Pine Street, Boulder, Colorado, 80302.

     IN WITNESS WHEREOF, the above-named incorporator signed these ARTICLES OF INCORPORATION ON THIS 11th day of December, 1991.

                                       /s/ Thomas P. Raabe
                                      -----------------------------
                                      Thomas P. Raabe, Incorporator


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                                ACKNOWLEDGEMENT


STATE OF COLORADO          )
                           ) ss.
COUNTY OF BOULDER          )

     On this 11th day of December, 1991, Thomas P. Raabe personally appeared before me, a Notary Public in and for Boulder County, Colorado, known or proved to me to be the person described in and who executed the foregoing instrument, who acknowledged to me that he/she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal, the day and year in this acknowledgment first above written.

         (SEAL)                              /s/ Ann Peckham
                                           ---------------------------------
                                                    NOTARY PUBLIC

                                                       5-29-94
                                           ---------------------------------
                                                DATE COMMISSION EXPIRES



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